Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, JAMES J. SEIFERT and THEODORE D. HERZOG, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of not more than 125,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, for the Ecolab Canada Share Purchase Plan, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 30th day of October, 2014.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Carl M. Casale
Carl M. Casale

/s/Stephen I. Chazen
Stephen I. Chazen

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Joel W. Johnson
Joel W. Johnson

/s/Michael Larson
Michael Larson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/Victoria J. Reich
Victoria J. Reich

/s/Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/John J. Zillmer
John J. Zillmer